Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

HOOKIPA Pharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered	Proposed maximum offering price per share	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(1)	(2)	(3)	$0.0000927
	Equity	Class A Common Stock, par value $0.0001 per share	457(o)	(1)	(2)	(3)	$0.0000927
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(1)	(2)	(3)	$0.0000927
	Debt	Debt Securities	457(o)	(1)	(2)	(3)	$0.0000927
	Other	Warrants	457(o)	(1)	(2)	(3)	$0.0000927
	Other	Units	457(o)	(1)	(2)	(3)	$0.0000927
	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$155,934,000	$0.0000927	$14,455.08(4)
Fees Previously Paid	--
	Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(5)	$44,066,000		S-3	333-238311	May 27, 2020	$5,719.77
	Total Offering Amounts				$200,000,000	$14,455.08
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due					$14,455.08

(1)	The amount to be registered consists of up to $200,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)  The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)  The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)  On May 15, 2020, the Registrant filed a registration statement on Form S-3 (File No. 333-238311) (the “Prior Registration Statement”), to register securities with an aggregate maximum offering price of $200,000,000, and paid a registration fee of $25,960 in connection therewith. As of the date of this registration statement, an aggregate of $44,066,000 of securities registered on the Prior Registration Statement are unsold. Pursuant to Rule 415(a)(6), the unsold securities are being moved from the Prior Registration Statement to this registration statement, and the registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee being paid herewith ($14,455.08) relates to the additional aggregate principal amount of $155,934,000 of the Registrant’s securities being registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.